UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2011

HATTERAS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-34030	26-1141886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Oakwood Drive

Suite 340

Winston Salem, North Carolina 27103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 760-9347

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 5, 2011, Hatteras Financial Corp. (the “Company”) entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keefe, Bruyette & Woods, Inc., as the underwriters (the “Purchase Agreement”). Pursuant to the terms and conditions of the Purchase Agreement, the Company agreed to sell 11,500,000 shares of common stock, par value $0.001 per share, including the full exercise of the overallotment option, at a per share purchase price to the public of $28.75.

The offering closed on January 10, 2011.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated as of January 5, 2011, among Hatteras Financial Corp, Atlantic Capital Advisors LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keefe, Bruyette & Woods, Inc., as the underwriters named therein

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HATTERAS FINANCIAL CORP.

Dated: January 10, 2011	BY:	/s/ KENNETH A. STEELE
Kenneth A. Steele
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated as of January 5, 2011, among Hatteras Financial Corp., Atlantic Capital Advisors LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keefe, Bruyette & Woods, Inc., as the underwriters named therein

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

4